Exhibit 23.1

JOHN KINROSS-KENNEDY
CERTIFIED PUBLIC ACCOUNTANT
17848 Skypark Circle
IRVINE, CALICORNIA, U.S.A.  92614-6401
(949) 955-2522. Fax (949)724-3812
jkinross@cox.net
jkinross@zamucen.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in the Registration Statement of NABO Inc. on Form SB-2 Amendment No. 1 of my Auditors report dated May 11, 2006, relating to the financial statements of NABO Inc., for the year ended March 31, 2006.

In addition, I consent to the reference to me under the heading “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA
July 28, 2006